Exhibit 21

Company	Country
EDS UK Limited	England
502300 New Brunswick Inc.	Canada
A. T. Kearney-CoNext Australia Pty Ltd	Australia
A.T. Kearney (Bermuda), Ltd.	Bermuda
A.T. Kearney (International) AG	Switzerland
A.T. Kearney (Portugal) Consultadoria de Gestao Lda	Portugal
A.T. Kearney (Proprietary) Limited	South Africa
A.T. Kearney (S.A.S.)	France
A.T. Kearney (Shanghai) Management Consulting Co. Ltd.	China
A.T. Kearney (Thailand) Limited	Bangkok, Thailand
A.T. Kearney - Applications & Technology S.P.A.	Italy
A.T. Kearney A/S	Denmark
A.T. Kearney AB	Sweden
A.T. Kearney AG	Switzerland
A.T. Kearney Argentina S.A.	Argentina
A.T. Kearney AS	Norway
A.T. Kearney Australia Pty Ltd	Australia
A.T. Kearney B.V.	The Netherlands
A.T. Kearney Chile Consultores Limitada	Chile
A.T. Kearney Co., Ltd	Taiwan
A.T. Kearney de Venezuela, C.A.	Venezuela
A.T. Kearney Ges.m.b.H	Austria
A.T. Kearney GmbH	Germany
A.T. Kearney India Private Limited	India
A.T. Kearney International AS	Norway
A.T. Kearney International, Inc.	USA
A.T. Kearney K.K.	Japan
A.T. Kearney Kft.	Hungary
A.T. Kearney Limited	England
A.T. Kearney Ltd.	Canada
A.T. Kearney Ltda.	Brazil
A.T. Kearney Monoprosopi Epe	Greece
A.T. Kearney New Zealand Limited	New Zealand
A.T. Kearney NV	Belgium
A.T. Kearney Oy	Finland
A.T. Kearney Procurement Solutions, Inc.	USA
A.T. Kearney S.p.A.	Italy
A.T. Kearney Sp. z.o.o.	Poland
A.T. Kearney Yönetim Danismanlik A.S.	Turkey
A.T. Kearney, Inc.	USA
A.T. Kearney, S.A.	Spain
A.T. Kearney, S.A. de C.V.	Mexico
ABS Application Systems (Pty) Ltd.	South Africa
ABS Computer Sales (Pty) Ltd.	South Africa
ABS Computer Services (Pty) Ltd.	South Africa
ABS Computers (Pty) Ltd.	South Africa
ABS Information Technology (Pty) Ltd.	South Africa
Agora s.r.l.	Italy
Ar@ncia S.r.l.	Italy
Atraxis Africa (Pty) Limited	South Africa
Citymax Egypt SAE	Egypt
Citymax Integrated Information Systems Ltd.	England
Citymax RA Limited	England
Computer Marketing Ltd.	England
Databank Systems Limited	New Zealand
Database Tecnologie S.p.A.	Italy
DVOIT Limited	England
e-Gent GmbH	Germany

E.D.S. Canada Leasing Ltd.	Canada
E.D.S. de Mexico, Sociedad Anonima de Capital Variable	Mexico
E.D.S. International Corporation	USA
E.D.S. International Limited	England
E.D.S. Spectrum Corporation	USA
E.D.S. World Corporation (Far East)	USA
E.D.S. World Corporation (Netherlands)	USA
eBreviate GmbH	Switzerland
eBreviate UK Limited	United Kingdom
EDS (Australia) Pty Limited	Australia
EDS (Australia) Superannuation Fund Pty Ltd	Australia
EDS (Business Process Administration) Pty Limited	Australia
EDS (China) Co., Ltd.	China
EDS (Electronic Data Systems) France S.A.S.	France
EDS (Electronic Data Systems) Limited	England
EDS (Europe) S.A.	Switzerland
EDS (Korea) Ltd.	Korea
EDS (New Zealand) Limited	New Zealand
EDS (New Zealand) Pensions Limited	New Zealand
EDS (Operations) Pty Limited	Australia
EDS (Queensland) Pty Ltd	Australia
EDS (Schweiz) AG	Switzerland
EDS (Services) Pty Ltd.	Australia
EDS 1994 Trustee Limited	England
EDS Africa Limited	South Africa
EDS Answare S.A.	France
EDS Asia Pacific Services Corporation	USA
EDS Business Solutions GmbH	Germany
EDS Canada Inc.	Canada
EDS Credit Services Limited	England
EDS Danmark A/S	Denmark
EDS de Honduras, S. De R.L. de C.V.	Honduras
EDS Defence Limited	England
EDS Defense N.V.	Belgium
EDS Desenvoluimento de Productos Ltda.	Brazil
EDS Deutschland GmbH	Germany
EDS Electronic Data Sistemleri Ticaret Limited Sirketi	Turkey
EDS Electronic Data System Luxembourg S.A.	Luxembourg
EDS Electronic Data Systems (Hong Kong) Limited	Hong Kong
EDS Electronic Data Systems (Philippines), Inc.	Philippines
EDS Electronic Data Systems (Thailand) Co., Ltd.	Thailand
EDS Electronic Data Systems del Peru S.A.	Peru
EDS Electronic Data Systems Italia S.p.A.	Italy
EDS Electronic Data Systems Italia Software S.p.A.	Italy
EDS Electronic Datasystems Hungary Limited	Hungary
EDS Enterprise Solutions Africa (Pty) Limited	South Africa
EDS Europe	England
EDS Finance Partnership (Canada) L.P.	Canada
EDS Finance plc	England
EDS Financial Services Company (Ireland) Limited	Ireland
EDS Finland Oy Ab	Finland
EDS Försvars Services AB	Sweden
EDS Global Field Services GmbH	Germany
EDS Gulf States, WLL	Bahrain, State of
EDS Holding GmbH	Germany
EDS Information Business GmbH	Switzerland
EDS Information Services L.L.C.	USA
EDS Informationstechnologie und Service GmbH	Germany
EDS Informatique S.A.	Switzerland
EDS International (Greece) SA	Greece
EDS International (Singapore) Pte. Limited	Singapore

EDS Japan LLC	USA
EDS Mid-Market Solutions GmbH (fka BOG Koblenz)	Germany
EDS MSC (Malaysia) Sdn Bhd	Malaysia
EDS Namibia (Proprietary) Limited	Namibia
EDS Nominees Limited	England
EDS Norge AS	Norway
EDS Operations Services GmbH	Germany
EDS Poland Sp. z.o.o.	Poland
EDS Pubblica Amministrazione S.p.A.	Italy
EDS Schweinfurt GmbH	Germany
EDS Secretarial Services Limited	England
EDS South Africa (Pty) Ltd	South Africa
EDS Strategic Funding Ltd.	Cayman Islands
EDS Sweden AB	Sweden
EDS Trustee Limited	England
EDS Vanco (Pty) Ltd.	South Africa
EDS Vermögensverwaltungs GmbH & Co. KG	Germany
EDS Verwaltungs GmbH	Germany
EDS World Services Corporation	USA
EDS Zimbabwe (Pvt) Limited	Zimbabwe
EDS, s.r.o.	Czech Republic
EDS-Electronic Data Systems (India) Private Limited	India
EDS-Electronic Data Systems do Brasil Ltda	Brazil
EDS-Electronic Data Systems Processamento de Dados Informaticos, Lda.	Portugal
EDSCICON (Malaysia) Sdn. Bhd.	Malaysia
Eisis Limited	England
Electronic Data Systems (EDS Austria) GmbH	Austria
Electronic Data Systems (EDS Ecuador) CIA, LTDA	Ecuador
Electronic Data Systems (EDS) de Argentina S.A.	Argentina
Electronic Data Systems (EDS) de Costa Rica S.A.	Costa Rica
Electronic Data Systems (EDS) de Guatemala S.A.	Guatemala
Electronic Data Systems (EDS) de Nicaragua y Cia Ltda.	Nicaragua
Electronic Data Systems (EDS) Dominicana, S.A.	Dominican Republic
Electronic Data Systems (EDS) International B.V.	The Netherlands
Electronic Data Systems (EDS) Israel, Ltd.	Israel
Electronic Data Systems (EDS) of Panama Corp.	Panama
Electronic Data Systems (Egypt) SAE	Egypt
Electronic Data Systems (Ireland) Limited	Ireland
Electronic Data Systems Belgium N.V.	Belgium
Electronic Data Systems Chile, S.A.	Chile, Republic of
Electronic Data Systems Colombia, S.A.	Colombia
Electronic Data Systems Contact Center S.L.	Spain
Electronic Data Systems de El Salvador, Limitada de Capital Variable	El Salvador
Electronic Data Systems de Venezuela “EDS” C.A.	Venezuela
Electronic Data Systems España S.A.	Spain
Electronic Data Systems IT Services (M) Sdn. Bhd.	Malaysia
Electronic Data Systems Limited	England
Electronic Data Systems Taiwan Corporation	Taiwan, Republic of China
Engineering Animation Italy S.r.l.	Italy
Engineering Animation UK, Ltd.	England and Wales
GCS Limited	New Zealand
GOD GmbH i.L.	Germany
Habberstad Consulting AS	Norway
Habberstad Partners AB	Sweden
High Tech Services Insurance, Ltd.	Bermuda
High Tech Services Risk Retention Group, Inc.	USA
Information Systems Solutions (Pty) Ltd.	South Africa
Insurance Software Solutions Corp. (dba SOLCORP)	Canada
Integradora de Servicios S.A. de C.V. (ISSA)	Mexico
Istiservice S.p.A.	Italy
Japan Systems Company Limited	Japan

Kearney Interactive SAS	France
Keisai Asociados, C.A.	Venezuela
Keisai Panama, S.A.	Panama
La Francaise De Maintenance SCS	France
Legacy Receivables LLC	USA
M&DY Corporation (Pty) Ltd.	South Africa
Management Computer Equipment S.A.	Belgium
Media Accounting Services Limited	England
Memorex Telex France S.A.	France
Memorex Telex Ireland Limited	Ireland
Memorex Telex Nederland B.V.	The Netherlands
Memorex Telex S.A.	Spain
Memorex Telex UK Limited	United Kingdom
Memorex Telex Unirepair B.V.	The Netherlands
MIQ Consultants BV	The Netherlands
National Heritage Insurance Company	USA
Nippon EDS Company, Ltd.	Japan
NK Joho Engineering	Japan
Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados Informaticos, Lda.	Portugal
Oel Systems (Pty) Ltd.	South Africa
OOO “Unigraphics Solutions”	Russia
P.T. Electronic Data Systems Indonesia	Indonesia
PCR Beteiligungs GmbH i.L.	Germany
Planning Consultancy Ltd.	England
PlanOrg AG	Germany
Premida-Comércio, Gestao e Serviços, Lda	Portugal
PT A.T. Kearney	Indonesia
PT Danamon-EDS Technology Services	Indonesia
PT Indo-EDS Daya Selaras	Indonesia
PT Unigraphics Solutions Indonesia	Indonesia
Rol. 20, S.A	Spain
Roma Servizi Informatici S.p.A.	Italy
S.D. International Limited	England
Sarsfield Systems Limited	Ireland
Scicon Arabia Limited	England
Scicon Limited	England
SD-Scicon Europe Limited	England
SDRC Australia Pty. Ltd.	Australia
SDRC Belgium SA/NV	Belgium
SDRC Brazil Ltda.	Brazil
SDRC España S.A.	Spain
SDRC India Pvt. Ltd.	India
SDRC Italia Srl	Italy
SDRC Japan K.K.	Japan
SDRC Korea Limited	Korea
SDRC Mexico S. de R.L. de C.V.	Mexico
SDRC Svenska AB	Sweden
SDRC UK Limited	England
Servizi ICT S.r.l.	Italy
SHL Systemhouse Belgium N.V.	Belgium
SHL Systemhouse De Mexico, S.A. DE C.V.	Mexico
SHL Systemhouse De Sur America, C.A.	Venezuela
SHL Systemhouse Europe Limited	England
SHL Systemhouse Ireland Limited	Ireland
SHL Systemhouse Nederland B.V.	The Netherlands
SHL Technology Solutions Limited	England
Sistemi Sanitari S.p.A.	Italy
SmartHealth Inc.	Canada
Solcorp Japan Co., Ltd.	Japan
Spartan Funding Company	England

Special Machine Services Limited	Ireland
Systematics Communications GmbH	Germany
Systematics GmbH	Germany
Systematics Integration Limited	England
Systematics N.V.	Belgium
Systematics N.V. (Netherlands)	The Netherlands
Systematics Network Services GmbH	Germany
Systematics Soft Solution S.A.	Switzerland
Systematics Technology Solutions GmbH	Germany
Systemhouse (Barbados) Inc.	Barbados
Systemhouse Internationale S.A.	Switzerland
Systems Designers Aviation Limited	England
Systems Designers Estates Limited	England
Systems Designers International Limited	Hong Kong
Systems Designers Limited	England
Systems Programming (Scotland) Limited	Scotland
Systems Programming Limited	England
Systems Programming Overseas Limited	England
Tap Trade and Consulting Limited	England
The Feld Group, Inc.	USA
The Lacek Group Pty Ltd.	Australia
Trusco Services, Inc.	USA
UGS PLM Solutions AG	Switzerland
UGS PLM Solutions Asia/Pacific Incorporated	USA
UGS PLM Solutions Inc.	USA
UGS PLM Solutions International Inc.	USA
Unigraphics Solutions (Australia) Pty Ltd	Australia
Unigraphics Solutions (Austria) GmbH	Austria
Unigraphics Solutions (China) Co., Ltd.	China
Unigraphics Solutions (HK) Limited	Hong Kong
Unigraphics Solutions (Malaysia) Sdn. Bhd.	Malaysia
Unigraphics Solutions (Thailand) Co., Ltd.	Thailand
Unigraphics Solutions B.V.	The Netherlands
Unigraphics Solutions Canada Ltd.	Canada
Unigraphics Solutions Danmark A/S	Denmark
Unigraphics Solutions de Mexico, S.A. de C.V.	Mexico
Unigraphics Solutions do Brasil Ltda.	Brazil
Unigraphics Solutions Espana, S.A	Spain
Unigraphics Solutions France SAS	France
Unigraphics Solutions GmbH	Germany
Unigraphics Solutions Limited	England
Unigraphics Solutions N.V.	Belgium
Unigraphics Solutions Norge AS	Norway
Unigraphics Solutions Pte. Limited	Singapore
Unigraphics Solutions S.p.A	Italy
Unigraphics Solutions s.r.o.	Czech Republic
Unigraphics Solutions Sp.z.o.o	Poland
Unigraphics Solutions Sverige AB	Sweden
Universal Money Systems	England
Variation Systems Analysis Ltd.	England
Ward FSC, Ltd	Bermuda
Wendover Financial Services Corporation	USA
Wendover Funding, Inc.	USA
White House Consulting (Pty) Ltd.	South Africa
White House Midrange Services (Pty) Ltd.	South Africa
White House Technologies (Pty) Ltd.	South Africa
Wolsingvale Limited	England
Wynberg Executive Travel (Sunninghill) (Pty) Ltd	South Africa